                                                          Exhibit 23(j)

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer AMT-Free Municipals:

                    We  consent  to the use in this  Registration  Statement  of
                    Oppenheimer  AMT-Free  Municipals of our report dated August
                    20,  2004  except  as  to  the  note  entitled   "Subsequent
                    Events-Litigation,"  which  is as  of  September  14,  2004, included in the Statement of Additional  Information,  which
                    is  part  of  such  Registration   Statement,   and  to  the
                    references  to  our  firm  under  the  headings   "Financial
                    Highlights" appearing in the Prospectus,  which is also part of such Registration  Statement and "Independent  Registered
                    Public  Accounting  Firm"  appearing  in  the  Statement  of
                    Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
September 27, 2004